UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2013

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-35522	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 236-5211

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 1, 2013, in connection with the Merger (as defined below), First PacTrust Bancorp, Inc. (the “Company”) entered into an Assignment Agreement (the “Assignment Agreement”) with the Private Bank of California, a California corporation (“PBOC”), pursuant to which PBOC assigned to the Company, and the Company accepted, all of PBOC’s rights, responsibilities and obligations under the Securities Purchase Agreement, dated as of September 1, 2011, by and between The United States Secretary of the Treasury (“Treasury”) and PBOC (the “Securities Purchase Agreement”). The Securities Purchase Agreement was entered into by PBOC in connection with its participation in Treasury’s Small Business Lending Fund Program (the “SBLF Program”), a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

Under the terms of the Securities Purchase Agreement, PBOC sold 10,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C, having a liquidation preference of $1,000 per share (the “PBOC Preferred Stock”), to Treasury for a purchase price of $10,000,000. Under the terms of the Merger Agreement (as defined below), and pursuant to the Assignment Agreement, at the completion of the Merger each share of PBOC Preferred Stock was converted into the right to receive one share of the Company’s Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (the “Series B Preferred Stock”). The Series B Preferred Stock was issued under articles supplementary to the Company’s charter as described in Item 5.03 below (the “Series B Articles Supplementary”).

The Series B Preferred Stock qualifies as Tier 1 capital. The holder of Series B Preferred Stock is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1. The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis until March 1, 2016, based upon changes in the amount of “Qualified Small Business Lending” or “QSBL” (as defined in the Securities Purchase Agreement) by the Company from a “baseline” level. From the date hereof through January 1, 2014, the dividend rate may be adjusted to between one percent (1%) and five percent (5%), to reflect the amount of change in the Company’s level of QSBL from the baseline level to the level as of the end of the second quarter preceding the dividend period in question. From January 1, 2014 to March 1, 2016, the dividend rate will be fixed at between one percent (1%) and seven percent (7%), based upon the increase in QSBL from the baseline level to the level as of the end of the dividend period ending October 1, 2013, subject to increase if the Company has not met certain minimum QSBL lending thresholds as of October 1, 2013. From and after March 1, 2016, the dividend rate will increase to nine percent (9%).

The Series B Preferred Stock is non-voting, except in limited circumstances. In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as a non-voting observer on the Company’s Board of Directors. The right of the holder of the Series B Preferred Stock to appoint a non-voting observer will terminate when full dividends have been timely paid on the Series B Preferred Stock for at least four consecutive dividend periods.

The Series B Preferred Stock may be redeemed in whole or in part at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus any unpaid dividends for the current dividend period to, but excluding, the date of redemption, plus certain additional fees if the Company has not met certain minimum QSBL lending thresholds at the time of redemption, subject to the receipt of applicable regulatory approvals.

The terms of the Series B Preferred Stock are substantially similar to the Company’s Senior Non-Cumulative Preferred Stock, Series A (“Series A Preferred Stock”), which the Company issued pursuant to the SBLF Program on August 30, 2011, of which 32,000 shares ($1,000 liquidation preference per share) are currently outstanding. The Series B Preferred Stock ranks equally with the Series A Preferred Stock and with the Company’s 8.00% Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”). The Company issued the Series C Preferred Stock in connection with the underwritten public offering it completed on June 12, 2013 of 1.4 million depositary shares, each representing a 1/40th interest in a share of the Series C Preferred Stock. There are currently 35,000 shares ($1,000 liquidation preference per share) of the Series C Preferred Stock outstanding, which will increase to 40,250 shares if the underwriters of that offering exercise their 30-day overallotment option in full.

The foregoing description of the Assignment Agreement, the Securities Purchase Agreement and the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement and the Securities Purchase Agreement, the Series B Articles Supplementary and the form of stock certificate for the Series B Preferred Stock, which are included as Exhibits 10.1, 3.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

On July 1, 2013, the Company completed its previously announced acquisition of PBOC (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 21, 2012, as amended, by and between the Company, Beach and PBOC (the “Merger Agreement”). At the effective time of the Merger, PBOC merged with and into Beach, with Beach continuing as the surviving entity in the Merger and a wholly owned subsidiary of the Company. Pursuant and subject to the terms of the Merger Agreement, each outstanding share of common stock, no par value, of PBOC (“PBOC Common Stock”) (other than specified shares owned by the Company, PBOC or Beach, and other than in the case of shares in respect of, or underlying, certain PBOC options and other equity awards, which will be treated as set forth in the Merger Agreement) was converted into the right to receive a pro rata share of $24,887,513 and 2,083,333 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”). Based on the number of shares of PBOC Common Stock issued and outstanding immediately prior to the completion of the Merger, each outstanding share of PBOC Common Stock was converted into the right to receive $6.47 in cash and 0.5416 shares of Company Common Stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibits 2.1 and 2.2 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 3.03 hereof is incorporated by reference into this Item 3.02. The issuance of the Series B Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03.	Material Modifications to the Rights of Security Holders.

The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends on and repurchase shares of its stock. If a dividend is not declared and paid in full on the Series B Preferred Stock for any dividend period, then from the last day of that dividend period through the next three dividend periods (i) no dividends may be declared or paid on the Company Common Stock or any other class or series of Company stock expressly ranking junior to the Series B Preferred Stock (“Junior Stock”) (other than dividends payable solely in common stock) or any class or series of Company stock not expressly ranking senior or junior to the Series B Preferred Stock (“Parity Stock”) and (ii) subject to limited exceptions, no repurchases may be made of any equity securities of the Company, provided that, in any such dividend period in which a dividend is paid on the Series B Preferred Stock, dividends may be paid on Parity Stock to the extent necessary to avoid a material covenant breach.

In addition, under the terms of the Series B Preferred Stock, the Company may (i) pay dividends on its common stock, any other Junior Stock or Parity Stock and (ii) repurchase its equity securities, only if, (A) after giving effect to such dividend the Company’s Tier 1 capital would be at least equal to a minimum threshold, as calculated pursuant to the Series B Articles Supplementary, and (B) full dividends on all outstanding shares of Series B Preferred Stock for the most recently completed Dividend Period have been or are contemporaneously declared and paid.

The forgoing description of the Series B Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Articles Supplementary and the form of stock certificate for the Series B Preferred Stock, which are included as Exhibit 3.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2013, the Company filed the Series B Articles Supplementary with the Maryland Department of Assessments and Taxation for the purpose of supplementing the Company’s charter to fix the designations, preferences, limitations and relative rights of the Series B Preferred Stock. A copy of the Series B Articles Supplementary is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The form of stock certificate for the Series B Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2012, between First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012, and incorporated herein by reference).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 5, 2013, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 6, 2013, and incorporated herein by reference).

3.1	Articles Supplementary to the Charter of First PacTrust Bancorp, Inc. containing the terms of First PacTrust Bancorp, Inc.’s Non-Cumulative Perpetual Preferred Stock, Series B.

4.1	Form of Stock Certificate of First PacTrust Bancorp, Inc.’s Non-Cumulative Perpetual Preferred Stock, Series B.

10.1	Assignment Agreement by and between First PacTrust Bancorp, Inc. and The Private Bank of California, dated July 1, 2013, with respect to that certain Securities Purchase Agreement, dated as of September 1, 2011, by and between The United States Secretary of the Treasury and The Private Bank of California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: July 3, 2013	By:	/s/ Richard Herrin
	Name:	Richard Herrin
	Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 21, 2012, between First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 27, 2012, and incorporated herein by reference).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 5, 2013, by and among First PacTrust Bancorp, Inc., Beach Business Bank and The Private Bank of California (attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 6, 2013, and incorporated herein by reference).

3.1	Articles Supplementary to the Charter of First PacTrust Bancorp, Inc. containing the terms of First PacTrust Bancorp, Inc.’s Non-Cumulative Perpetual Preferred Stock, Series B.

4.1	Form of Stock Certificate of First PacTrust Bancorp, Inc.’s Non-Cumulative Perpetual Preferred Stock, Series B.

10.1	Assignment Agreement by and between First PacTrust Bancorp, Inc. and The Private Bank of California, dated July 1, 2013, with respect to that certain Securities Purchase Agreement, dated as of September 1, 2011, by and between The United States Secretary of the Treasury and The Private Bank of California.